Exhibit 99.2

Digital Brands Group Announces Receipt of $77.58 Per Share All Cash Proposal

Proposal Received Amid Active Review of Strategic Alternatives Assisted by Recently Retained Financial Advisor

Austin, Texas – August 5, 2026 – Digital Brands Group, Inc. (“DBG” or the “Company”) (NASDAQ: DBGI), a publicly traded company specializing in apparel and e-commerce, today confirmed that, in connection with its ongoing review of strategic alternatives and following the recent expansion of its landmark government contract to $165 million, the Company has received a proposal from an existing shareholder with a net worth over a billion dollars to acquire all outstanding shares of common stock for $77.58 per share in cash.

The proposal represents a premium of approximately 258% over the Company’s current trading price of $21.63.

The Board of Directors, in close consultation with its recently retained financial advisor, will carefully evaluate the proposal to determine the course of action that is in the best interests of the Company and its shareholders.

The Company cautions its shareholders and others considering trading in its securities that the Board of Directors recently received the proposal and has not made any decision with respect to the Company’s response. There can be no assurance that any agreement will be executed, or that this or any other transaction will be approved or consummated. Digital Brands Group has not set a deadline or definitive timeline for the completion of this evaluation. The Company does not intend to comment further unless and until its Board of Directors has approved a specific course of action or the Company has otherwise determined that further disclosure is appropriate or necessary.

About Digital Brands Group, Inc.

Digital Brands Group, Inc. (NASDAQ: DBGI) operates a curated portfolio of luxury and lifestyle apparel brands, leveraging a digitally native e-commerce ecosystem and selective wholesale distribution channels to drive direct-to-consumer scale, sustainable customer acquisition, and long-term brand equity.

Investor Relations Contact:

Digital Brands Group, Inc.
Investor Relations Department
Email: invest@digitalbrandsgroup.co

Forward-looking Statements

Certain statements included in this release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting DBG and therefore involve several risks and uncertainties. These statements are based on current expectations and assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results to differ materially from those expressed or implied. Factors that could cause actual results to differ include, without limitation: the possibility that the strategic review process may not result in any transaction; the disruptive impact of the review on the Company’s business, operations, employees, and other counterparties; the timing and structure of any potential transaction. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding DBG’s plans, objectives, projections and expectations relating to DBG’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. DBG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of DBG to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks arising from the level of consumer demand for apparel and accessories; DBG’s ability to add and retain strategic partners and customers; disruption to DBGs distribution system; the financial strength of DBG’s customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; DBG’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers; manufacturing and product innovation; increasing pressure on margins; DBG’s ability to implement its business strategy; DBG’s ability to grow its wholesale and direct-to-consumer businesses; retail industry changes and challenges; DBG’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that DBG’s facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; DBG’s ability to properly collect, use, manage and secure consumer and employee data; stability of DBG’s manufacturing facilities and foreign suppliers; continued use by DBG’s suppliers of ethical business practices; DBG’s ability to accurately forecast demand for products; continuity of members of DBG’s management; DBG’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; DBG’s ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; adverse or unexpected weather conditions; DBG’s indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent DBG from fulfilling its financial obligations; and climate change and increased focus on sustainability issues. More information on potential factors that could affect DBG’s financial results is included from time to time in DBG’s public reports filed with the SEC, including DBG’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Curren Reports on Forms8-K filed or furnished with the U.S. Securities and Exchange Commission.